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                                                                    EXHIBIT 10.1

2005 OFFICER AND CEO VARIABLE INCENTIVE PLANS

      On December 14, 2004, the Human Resources Committee (the "Committee") of the Pinnacle West Capital Corporation (the "Company") Board of Directors approved the Chairman and CEO Variable Incentive Plan (the "CEO Incentive Plan"). The Company's Chairman of the Board and CEO, William J. Post, is eligible to receive an incentive award under the CEO Incentive Plan. Incentive award funding under the CEO Incentive Plan is triggered by the attainment of specified 2005 Company earnings. The amount of the award to Mr. Post is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than 2005 Company earnings to measure Mr. Post's performance.

      On December 15, 2004, the Company's Board of Directors, acting on the recommendation of the Committee, approved the 2005 Officer Variable Incentive Plan (the "Officer Incentive Plan"). Each of the Company's officers, as well as the officers of Arizona Public Service Company ("APS") (currently 19 officers), are eligible to participate in the Officer Incentive Plan, including the following four most highly-compensated current executive officers (excluding the CEO) named in the Company's proxy statement relating to its May 19, 2004 annual meeting: Jack E. Davis, President and Chief Operating Officer of the Company; Donald E. Brandt, Executive Vice President and Chief Financial Officer of the Company; James M. Levine, Executive Vice President, Generation of APS; and Steven M. Wheeler, Executive Vice President, Customer Service and Regulation of APS (the "Named Executive Officers").

      The Officer Incentive Plan is composed of two components, one of which is based on the Company's 2005 earnings and the other on the achievement of specified business unit results. Once a specified earnings threshold is met, the achievement of the level of earnings and business unit results generally determines what award, if any, the officer receives. However, the amount of the award, if any, to each officer under the Officer Incentive Plan is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than Company earnings and the achievement of business unit results to measure performance, including input from the CEO about each officer's 2005 achievements.

      Subject to the foregoing, award opportunities (expressed as a percentage of the officer's base salary) for the Chairman and CEO and the Named Executive Officers will be based on the following performance measures (weighted according to the indicated percentages):


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
   OFFICER                   PERFORMANCE MEASURE(S)                      AWARD OPPORTUNITY
   -------                   ----------------------                      -----------------
William J. Post     Company Earnings                             Threshold (63%)
                                                                 Midpoint (125%)
                                                                 Maximum (200%)

Jack E. Davis       Company Earnings                             Threshold (37.5%)
                                                                 Midpoint   (75%)
                                                                 Maximum  (150%)

Donald E. Brandt    -Company Earnings (50%)                      -Company Earnings:
                    -Shared Services Business Unit Results         Threshold (0%)
                    (Combined Generation Business Unit, Palo       Midpoint  (25%)
                    Verde Business Unit, and Delivery Business     Maximum (50%)
                    Unit Performance; Meeting or Exceeding       -Shared Services Business Unit
                    Budget Targets; and Preventable Recordable   Results (up to 50%)
                    Injuries) (50%)

James M. Levine     -Company Earnings (50%)                      -Company Earnings:
                    -Generation Business Unit Results              Threshold (0%)
                    (Preventable Recordable Injuries; Coal &       Midpoint  (25%)
                    Nuclear Production Cost; APS Gas Units'        Maximum (50%)
                    Annual Equivalent Availability Factor;       -Generation Business Unit Results
                    Coal and Nuclear Capacity Factor; and        (up to 50%)
                    Environmental) (50%)

Steven M. Wheeler   -Company Earnings (50%)                      -Company Earnings:
                    -Delivery Unit Results (Preventable            Threshold (0%)
                    Recordable Injuries; Customer                  Midpoint  (25%)
                    Satisfaction; Business Performance Trends;     Maximum (50%)
                    Customer Reliability; and Environmental      -Delivery Business Unit Results
                    Incidents) (50%)                             (up to 50%)

      Award opportunities for other executive vice presidents and senior vice presidents are up to 100% of base salary (up to 50% based on Company earnings and up to 50% based on the achievement of business unit results). Award opportunities for other officers are up to 70% of base salary (up to 35% based on Company earnings and up to 35% based on the achievement of business unit results).